106839764.6 EMPLOYMENT TRANSITION AGREEMENT THIS EMPLOYMENT TRANSITION AGREEMENT (including the Exhibits hereto, this “Agreement”), dated as of December 17, 2025 (the “Effective Date”), is by and between Peabody Energy Corporation, a Delaware corporation (the “Company”), and James C. Grech (the “Executive”). WHEREAS, Executive is currently employed as the President and Chief Executive Officer of the Company and currently serves on the Board of Directors of the Company (the “Board”); WHEREAS, Executive has indicated his intention to retire as the President and Chief Executive Officer of the Company once he becomes eligible for retirement under the Company’s various benefits plans; WHEREAS, as part of its regular succession planning process, the Board has been evaluating internal and external options to succeed the Executive in his roles as President and Chief Executive Officer and will now commence a formal search for a successor; WHEREAS, in order to facilitate the formal search for a successor President and Chief Executive Officer, Executive has agreed to continue serving in his role as President and Chief Executive Officer of the Company until May 15, 2028 (the “Transition Date); WHEREAS, in order to facilitate a smooth transition for a new President and Chief Executive Officer, Executive has agreed to provide services to the Company in an advisory capacity until May 15, 2030 (the “Consulting End Date”); and WHEREAS, the Company and Executive desire to set forth their respective rights and obligations in respect of Executive’s transition from the Company. NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows: 1. Transition Period. During the period beginning on the Effective Date and ending on the Transition Date, Executive will continue to be entitled to his annual base salary, short-term incentive opportunity (subject to the achievement of performance goals), and employee benefits, and will remain eligible to receive grants of long-term incentive compensation awards in each of January 2026, January 2027, and January 2028. 2. Resignations on Transition Date. Executive and the Company agree that effective on the Transition Date, Executive shall resign from his positions as a member of the Board and President and Chief Executive Officer of the Company and from any and all other positions held by Executive with the Company and its subsidiaries and affiliates. Executive agrees to execute such documentation as may be reasonably required to effectuate the resignations detailed in the immediately preceding sentence. 3. Consulting Period. The terms set forth on Exhibit B shall apply following the Transition Date, unless this Agreement has been terminated earlier as provided herein.

2 106839764.6 4. Treatment on Certain Terminations. As of the Effective Date, Executive will no longer be eligible to participate in the Peabody Energy Corporation 2019 Executive Severance Plan, and that certain Participation Agreement dated June 1, 2021 by and between Executive and the Company is hereby terminated. In the event that, on or prior to the Transition Date, (i) Executive’s employment or services are terminated by the Company without Cause, (ii) Executive terminates his employment due to a reduction in his base salary without his consent (provided that such termination occurs within 90 days following such reduction in base salary), (iii) Executive terminates his employment for Good Reason or (iv) Executive’s employment or services terminate due to his death or Disability, (such date of termination of employment or services, the “Early Termination Date”), the Company will provide the following payments and benefits to Executive: a. Executive’s base salary as of such Early Termination Date (or, if higher, the base salary in effect immediately prior to any such reduction that would give rise to a termination for Good Reason or pursuant to 4(ii) above) for the period from the Early Termination Date through the Transition Date, an amount equal to Executive’s target short-term incentive with respect to 2026 and 2027, and an amount equal Executive’s target short-term incentive with respect to 2028 prorated for the period from January 1, 2028 through the Transition Date, to the extent such short-term incentive has not been paid for such year as of the Early Termination Date, such amount paid on the 30th day following the Early Termination Date; b. An amount equal to the Consulting Fees for the period between the Transition Date and the Consulting End Date, such amount to be paid on the 30th day following the Early Termination Date; c. Any Company restricted stock units and time-based cash grants held by Executive will vest upon the Early Termination Date; d. Any performance stock units and performance-based cash grants held by Executive that are outstanding as of the Early Termination Date shall remain eligible to vest based on actual performance through the entire performance period, without proration; and The payments and benefits set forth in this Section 4 shall be subject to Executive’s execution of a release of claims against the Company (and its officers, directors, employees, affiliates, stockholders, etc.) substantially in the form set forth as Exhibit A attached hereto (the “Release”) within 21 calendar days following the Early Termination Date, and the non-revocation of the Release during the seven-day period following execution of the Release. For purposes of this Agreement, “Cause” means: a. any willful fraud, dishonesty or misconduct of Executive that can reasonably be expected to have a detrimental effect on (i) the reputation or business of the Company or any of its subsidiaries or affiliates or (ii) Executive’s reputation or performance of his duties to the Company or any of its subsidiaries or affiliates;

3 106839764.6 b. willful refusal or failure of Executive to comply with the Company’s Code of Business Conduct and Ethics, the Company’s Anti-Corruption and Bribery policy or any other material corporate policy of the Company; c. Executive’s willful or repeated failure to meet documented performance objectives or to perform his duties or to follow reasonable and lawful directives of the Board; d. Executive’s conviction of, or plea of guilty or nolo contendere to (i) any felony; or (ii) any other criminal charge that may reasonably be expected to have a material detrimental effect on the reputation or business of the Company or any of its subsidiaries or affiliates; or e. Executive’s willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to Executive’s employment with the Company, after being instructed to cooperate by the Chairman and/or the Board, or the willful destruction of or willful failure to preserve documents or other material known to be relevant to any such investigation; provided that with respect to clause (b) or (c) above, Executive shall have fifteen (15) business days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct, to the extent it can be cured, to prevent termination for Cause by the Company. If Executive reasonably cures the conduct that is the basis for the potential termination for Cause within such period, the Company’s notice of termination shall be deemed withdrawn. For purposes of this Agreement, “Disability” means a mental or physical illness that entitles Executive to receive benefits under the long-term disability plan of the Company or any of its subsidiaries, or if Executive is not covered by such a plan, a mental or physical illness that renders Executive totally and permanently incapable of performing Executive’s duties for the Company or any of its subsidiaries. Notwithstanding the foregoing, a Disability shall not qualify under this Agreement if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness, or (b) an injury or disease contracted, suffered, or incurred while participating in a felony criminal offense. For purposes of this Agreement, “Good Reason” means the occurrence, without Executive’s consent, of any one or more of the following events: a. a material reduction (other than a reduction that generally affects all similarly- situated executives that does not exceed ten percent (10%) in one year or twenty percent (20%) in the aggregate over three (3) consecutive years) by the Company in Executive’s base salary from that in effect immediately prior to the reduction; b. a material reduction, other than a reduction that generally affects all similarly- situated executives, by the Company in Executive’s target or maximum bonus opportunity or in Executive’s target or maximum annual long-term incentive award opportunity from those in effect immediately prior to any such reduction;

4 106839764.6 c. relocation, other than through mutual agreement in writing between the Company and Executive or a secondment or temporary relocation for a reasonably finite period of time, of Executive’s primary office by more than 50 miles from the location of Executive’s primary office as of the Effective Date; or d. any material diminution or material adverse change in Executive’s duties or responsibilities as they exist as of the Effective Date; provided, that to terminate employment for Good Reason, (i) Executive must provide written notice to the Company within ninety (90) days following the occurrence of the event(s) or condition(s) that Executive believes constitutes Good Reason and such notice shall describe the conduct Executive believes to constitute Good Reason, (ii) the Company must respond in writing to Executive within thirty (30) days after receiving such notice as to whether (A) the Company expects to attempt to cure such events or conditions and (B) the Company agrees that the events or conditions constitute Good Reason, (iii) the Company shall have the opportunity to cure such events or conditions within thirty (30) days after receiving such notice under clause (i), and (iv) if the Company does not cure the events or conditions that are the basis for the potential termination for Good Reason within such thirty (30) day period, Executive must actually terminate employment within fifteen (15) days following the expiration of such thirty (30) day cure period. If the Company cures the events or conditions that are the basis for the potential termination for Good Reason within such thirty (30) day period, Executive’s notice of termination shall be deemed withdrawn. If Executive does not give notice to the Company as described in this Section 4 within ninety (90) days after an event or condition giving rise to Good Reason, Executive’s right to claim Good Reason termination on the basis of such event shall be deemed waived 5. Accrued Obligations. Within 30 calendar days of Executive’s termination of employment, the Company will pay to Executive a lump sum equal to Executive’s accrued and unused vacation as of the date of such termination, less applicable tax withholdings, and any then incurred expenses that have not then been reimbursed in accordance with Company policy. Executive shall also be entitled to his accrued vested benefits under the Company’s compensation and benefits plans, including, without limitation, his accrued vested benefits pursuant to the Company’s supplemental employee retirement plan, and to the payment of any annual bonus amount for the year prior to the year of such termination, to the extent such bonus has not yet been paid. 6. Mutual Covenant. The Company will instruct its senior management and directors not to disparage Executive and further agrees to make no official statements that disparage Executive. Executive will disparage none of the Company, its senior management, nor its directors. Nothing in this Section 6 shall prohibit any person (including Executive) from making any truthful statements to the extent required by law or legal process. 7. Full Settlement; Effect of Certain Terminations of Employment or Services. a. Full Settlement. Executive agrees that the payments and benefits contemplated by Section 4 of this Agreement shall be in full satisfaction of any rights and benefits due to Executive upon a termination of Executive’s employment or services with the Company. Executive acknowledges that the payments and benefits to which he

5 106839764.6 becomes entitled pursuant to Section 4 of this Agreement shall not be considered in determining his benefits under any plan, agreement, policy or arrangement of the Company. b. Effect of Certain Terminations of Employment. If Executive’s employment with the Company is terminated for Cause or voluntarily by Executive without Good Reason, other than due to a reduction in annual base salary, in any case prior to the Transition Date, Executive shall no longer be entitled to the payments and benefits that would otherwise be provided pursuant to this Agreement. In either such event, Executive shall only be entitled to payment of his accrued but unpaid salary, his accrued but unused vacation, his other accrued vested benefits (including his accrued vested benefits under the Company’s supplemental employee retirement plan) and any then incurred expenses that have not then been reimbursed, each in accordance with Company policy. 8. Tax Withholding. All payments and benefits provided to Executive under this Agreement will be less applicable withholdings for federal, state and local taxes. 9. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement or any other agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s separation from service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which the Executive is entitled under this Agreement or any other arrangement that is considered nonqualified deferred compensation under Section 409A payable as a result of Executive’s separation from service shall be delayed to the extent required in order to avoid adverse tax consequences under Section 409A until the earlier of (i) the expiration of the six-month period measured from the date of Executive’s separation from service or (ii) the date of Executive’s death. 10. Attorneys’ Fees. Reasonable, documented legal fees incurred by Executive for (i) the documentation of this Agreement (including the Release and the consulting services agreement) will be paid directly, subject to a cap of $20,000, along with (ii) any reasonable, documented fees incurred in any future dispute with respect to this Agreement if Executive has acted in good faith with respect to such dispute. 11. Disclosures. Executive acknowledges that the Company will make public disclosures describing the arrangements provided herein, as required by applicable law and regulations and consistent with the Company’s past practice.

6 106839764.6 12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof (other than with respect to any equity- and cash- based incentive awards referenced herein), and supersede any and all prior agreements or understandings between the parties arising out of or relating to Executive’s employment or services and the cessation thereof. 13. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof. Any disputes regarding this Agreement shall be brought only in the Circuit Court of St. Louis County, Missouri or the US District Court for the Eastern District of Missouri. 14. Severability of Provisions. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. 15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, including as a result of a merger or sale of all or substantially all of the Company’s assets or similar corporate transaction. This Agreement shall not be assignable by Executive. If Executive shall die before all the payments required by this Agreement to be made to Executive have been made, then all remaining payments shall be made to Executive’s estate or such person or trust as Executive shall designate. 16. Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law. 17. Modification. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both Executive and the Company. 18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be one and the same instrument. [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. PEABODY ENERGY CORPORATION By: /s/ Bob Malone Name: Bob Malone Title: Chairman of the Board of Directors /s/ James C. Grech James C. Grech [Signature Page of Employment Transition Agreement]

106839764.6 EXHIBIT A THIS RELEASE (this “Release”) is entered into between James C. Grech (“Executive”) and Peabody Energy Corporation (the “Company”), for the benefit of the Company. Reference is made to the Employment Transition Agreement dated December 17, 2025 (the “ETA”), by and between the Company and Executive. Capitalized terms used and not defined herein shall have the meanings provided in the ETA. The entering into and non-revocation of this Release is a condition to Executive’s right to receive the payments and benefits described in Section 4 of the ETA or Section 9 of the Consulting Services Agreement set forth as Exhibit B to the ETA, as applicable (the “Separation Benefits”). Accordingly, Executive and the Company agree as follows: 1. In consideration for the Separation Benefits, to which Executive is not otherwise entitled, and the sufficiency of which Executive acknowledges, Executive represents and agrees, as follows: (a) Executive, for himself, his heirs, administrators, representatives, executors, successors and assigns (collectively “Releasers”), hereby irrevocably and unconditionally releases, acquits and forever discharges and agrees not to sue the Company or any of its parents, subsidiaries, divisions, affiliates and related entities and their current and former directors, officers, and, in their official capacities as such, shareholders, trustees, employees, consultants, independent contractors, representatives, agents, servants, successors and assigns and all persons acting by, through or under or in concert with any of them (collectively “Releasees”), from all claims, rights and liabilities up to and including the date of this Release arising from or relating to Executive’s employment with (including service as a director), or termination of employment or services from (including termination of service as a director or consultant), the Company and its subsidiaries and affiliates, and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of actions, suits, rights, demands, costs, losses, debts and expenses in connection with Executive’s service as a director of the Company and Executive’s employment and termination of employment with the Company and its subsidiaries, known or unknown, suspected or unsuspected and any claims of wrongful discharge, breach of contract, implied contract, promissory estoppel, defamation, slander, libel, tortious conduct, employment discrimination or claims under any federal, state or local employment statute, law, order or ordinance, including any rights or claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq. (“ADEA”), the Americans with Disabilities Act of 1990, as amended, the Family Medical Leave Act of 1993, as amended, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended. Nothing contained herein shall restrict the parties’ rights to enforce the terms of this Release. (b) To the maximum extent permitted by law, Executive agrees that he has not filed, nor will he ever file, a lawsuit asserting any claims which are released by this Release, or to accept any benefit from any lawsuit which might be filed by another person or government entity based in whole or in part on any event, act, or omission which is the subject of this Release.

2 106839764.6 (c) This Release specifically excludes (i) Executive’s rights and the Company’s obligations under the ETA, (ii) Executive’s rights as a stockholder or equity award holder of the Company, (iii) claims which may not be released under applicable law and (iv) any indemnification or directors’ and officers’ liability insurance or similar rights Executive has as a current or former officer or director of the Company. Nothing contained in this Release shall release Executive from his obligations under the ETA that continue or are to be performed following Executive’s termination of employment with the Company, and Executive acknowledges that the Company will have available to it all remedies at law and at equity, including injunctive relief, in the event that Executive breaches any of his obligations under the ETA or this Release. The covenants, representations and acknowledgments made by Executive in this Release shall continue to have full force and effect after the execution and effectiveness of this Release and the delivery of the Separation Benefits, and this Release shall inure to the benefit of each Releasee, and the successors and assigns of each of them, to the extent necessary to preserve the intended benefits of such provisions. (d) The parties agree that this Release shall not affect the rights and responsibilities of the US Equal Employment Opportunity Commission (hereinafter “EEOC”) to enforce ADEA and other laws. In addition, the parties agree that this Release shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC, the Securities and Exchange Commission (“SEC”) or other government agency to the extent he is permitted to do so by applicable law or making other disclosures that are protected under whistleblower provisions of federal law or regulation, in each case without the necessity of prior authorization from the Company or the need to notify the Company that he has done so. The parties further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive’s execution of this Release) the Releasers may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC. 2. Executive acknowledges that the Company has specifically advised him of the right to seek the advice of an attorney concerning the terms and conditions of this Release. Executive further acknowledges that he has been furnished with a copy of this Release, and he has been afforded twenty-one (21) calendar days in which to consider the terms and conditions set forth above prior to this Release. By executing this Release, Executive affirmatively states that he has had sufficient and reasonable time to review this Release and to consult with an attorney concerning his legal rights prior to the final execution of this Release. Executive further agrees that he has carefully read this Release and fully understands its terms. Executive acknowledges that he has entered into this Release, knowingly, freely and voluntarily. Executive understands that he may revoke this Release within seven (7) calendar days after signing this Release. Revocation of this Release must be made in writing and must be received by [___] at the Company, [COMPANY ADDRESS], within the time period set forth above. 3. This Release covers both claims that Executive knows about and those Executive may not know about. Executive expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Executive understands the significance of Executive’s release of unknown claims and Executive’s waiver of statutory protection against a release of unknown claims.

3 106839764.6 4. This Release will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The provisions of this Release are severable, and if any part or portion of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. 5. This Release shall become effective and enforceable on the eighth day following its execution by Executive, provided he does not exercise his right of revocation as described above. If Executive fails to sign and deliver this Release or revokes his signature, this Release will be without force or effect, and Executive shall not be entitled to the Separation Benefits. Date: James C. Grech

106839764.6 EXHIBIT B CONSULTING SERVICES AGREEMENT 1. Defined Terms. Capitalized terms used in this Exhibit B that are not defined shall have the meanings ascribed to such terms in the EMPLOYMENT TRANSITION AGREEMENT (“ETA”), dated as of December 17, 2025, by and between Peabody Energy Corporation, a Delaware corporation (the “Company”), and James C. Grech (the “Executive”). 2. Consulting Period. Effective as of the first business day immediately following the Transition Date, and ending on the Consulting End Date, unless terminated earlier as provided herein (such period, the “Consulting Period”), Executive shall provide general consulting services to the Company at the direction of and reporting to the then-current Chief Executive Officer of the Company. 3. Time Commitment. Executive shall not be required to provide consulting services under this Agreement for more than 20 hours in any month during the Consulting Period. Services will be performed remotely (virtually) unless in-person services are reasonably requested by the Company (subject to Executive’s then-current personal and business commitments), but not to exceed twenty percent (20%) of the average level of bona fide services performed by Executive for the Company (whether as an employee or consultant) during the 36-month period immediately preceding the Transition Date. The parties intend that the Executive will incur a “separation from service” within the meaning of Section 409A on the Transition Date. Executive shall be indemnified by the Company for his services rendered during the Consulting Period on the same basis as if he were then a senior executive officer of the Company. 4. Fees for Services and Related Matters. During the Consulting Period, the Company shall pay Executive a monthly consulting fee of $125,000 (the “Consulting Fees”), payable in arrears on the fifteenth of each calendar month. In addition, Executive shall continue to vest in his outstanding long-term incentive awards granted by the Company during the Consulting Period. During the Consulting Period, Executive shall not be considered to have had a “Termination of Service” as defined in any applicable Company long-term incentive plan or award agreement. Payment with respect to any long-term incentive plan awards that vest during the Consulting Period will be reported on a Form 1099. 5. Expense Reimbursement. Executive will be reimbursed for, or the Company will pay directly, all expenses reasonably incurred by Executive in connection with rendering the services, including travel and lodging expenses incurred in accordance with travel policy for the CEO of the Company as in effect as of the Transition Date. Company will also provide Executive with administrative support to assist in arranging such travel and lodging, and will provide Executive with the use of such technology as may reasonably be required to perform the consulting services contemplated hereunder. 6. Status as an Independent Contractor. The Company and Executive acknowledge and agree that the Company shall not exercise general supervision or control over the time, place or manner in which Executive provides the consulting services hereunder, and that, in performing the consulting services pursuant to this Agreement, Executive shall be acting and shall act at all

2 106839764.6 times as an independent contractor only and not as an employee, agent or partner of or with the Company or its affiliates. Executive acknowledges that Executive is solely responsible for the payment of all Federal, state, local and foreign taxes that are required by applicable laws or regulations to be paid with respect to the Consulting Fees and no such amounts shall be withheld and remitted to the applicable taxing authorities by the Company unless legally required. 7. COBRA. Executive shall be entitled to continuation of group health coverage (including medical, dental, and vision benefits, to the extent permitted under the applicable plan), and the health care flexible spending account (to the extent required to comply with COBRA continuation coverage requirements) (collectively, the “Continuation Benefits”) in accordance with the applicable plan terms and applicable law, and to the extent that such programs and plans are maintained by the Company, for eighteen (18) months following the Transition Date (the “Benefit Continuation Period”); provided, however, that Executive pays the full cost of his coverage under such plans, except that the Executive shall pay only the required contributions for any health care continuation coverage required to be provided to or on behalf of the Executive under COBRA, on the same basis as any other plan participant electing similar COBRA continuation coverage under the Company health plan; and provided, further, that any such coverage shall terminate to the extent that Executive obtains comparable benefits from any other employer during the Benefit Continuation Period. Executive shall be reimbursed by the Company for the cost of the Continuation Benefits (except that the reimbursement for his required contributions for COBRA health care continuation coverage shall be reduced by an amount equal to the cost paid by an active employee for similar coverage under the Company health plan), and any such reimbursement shall be treated as taxable and reduced by applicable tax withholding. 8. Insider Trading. During the Consulting Period, Executive will not be covered by the Company’s insider trading policy, but Executive may from time to time become aware of material non-public information in his role as a consultant for the Company. Executive covenants and agrees that Executive will not disclose or otherwise trade on any material non-public information that he becomes aware of during the Consulting Period. 9. Non-Exclusive Services. The Company acknowledges that Executive is not prohibited by this Agreement from obtaining employment with or otherwise providing services to another entity during the Consulting Period; provided, however, that such other employment or services do not interfere with Executive’s ability to provide the services hereunder. For the avoidance of doubt, during the Consulting Period, Executive will no longer be subject to the limit on Board seats that is set forth in the Company’s corporate governance guidelines. 10. Treatment on Certain Terminations. The Company may, at any time and in its sole discretion, terminate the Consulting Period and this Agreement with or without Cause (as defined below). Executive may also terminate the Consulting Period and this Agreement. Furthermore, the Consulting Period and this Agreement shall terminate effective immediately upon Executive’s death or Disability. In the event (i) Executive’s employment or services are terminated by the Company without Cause or (ii) Executive’s employment or services terminate due to his death or Disability, in the case (such date of termination of employment or services, the “Consulting Early Termination Date”), the Company will provide the following payments and benefits to Executive:

3 106839764.6 b. An amount equal to the Consulting Fees for the period between the Transition Date and the Consulting End Date, to the extent such Consulting Fees have not yet been paid, such amount to be paid on the 30th day following the Consulting Early Termination Date; c. Any Company restricted stock units and time-based cash grants held by Executive will vest upon the Consulting Early Termination Date; and d. Any performance stock units and performance-based cash grants held by Executive that are outstanding as of the Consulting Early Termination Date shall remain eligible to vest based on actual performance through the entire performance period, without proration. The payments and benefits set forth in this Section 4 shall be subject to Executive’s execution of the Release within 21 calendar days following the Consulting Early Termination Date, and the non-revocation of the Release during the seven-day period following execution of the Release. If Executive’s consulting relationship with the Company is terminated for Cause or voluntarily by Executive, in any case prior to the Consulting End Date, Executive shall no longer be entitled to the payments and benefits that would otherwise be provided pursuant to this Agreement.